SECURITIES AND EXCHANGE COMMISSION



                          Washington, D.C. 20549



                                FORM 8-K


                             CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



      Date Report (Date of earliest event reported)  July 29, 1996



                       BONNEVILLE PACIFIC CORPORATION
             (Exact name of registrant as specified in charter)



       Delaware                 0-14846             87-0363215
     (State or other         (Commission           (IRA Employer
     jurisdiction of         File Number)         Identification No.)
     incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah          84101
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code  (801) 363-2520

(Former name or former address, if changed since last report) Not applicable

[PAGE]

Item 3.   Bankruptcy or Receivership.

     On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-2770 seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company ("Trustee").

Item 5.   Other Events.

     On April 23, 1996, the Registrant's Trustee entered into a $65,000,000.00 settlement (the ("Settlement") with the accounting firm of Deloitte & Touche and related parties (collectively "Deloitte & Touche"). On May 2, 1996, the United States Bankruptcy Court entered an order approving the Settlement. Subsequent to the entry of such Order, Portland General Holdings, Inc. and the plaintiffs in the class action entitled Gohler, et al., v. Wood, et al., No. 92-C-0181-S (D. Utah), each filed an appeal of the Bankruptcy's Court May 2, 1996 Order. The appeals were filed with the United States District Court.
On July 26, 1996, the Trustee, Portland General Holdings, Inc. and the class action plaintiffs entered into a stipulation, pursuant to which the United States District Court entered an order affirming the Bankruptcy Court's May 2, 1996 Order. As a result of the favorable resolution of the two appeals, the $65,000,000.00 paid by Deloitte and Touche on June 21, 1996 into an interest-bearing escrow account as required by the terms of the Settlement, together with accrued interest, should be disbursed to the Trustee; from the $65,000,000.00 Settlement amount the Trustee's litigation counsel will receive a $21,450,000.00 contingent fee payment.


[PAGE]

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                BONNEVILLE PACIFIC CORPORATION



                                ---------------------------------------------
                                By:  Roger G. Segal, Chapter 11 Trustee

DATED August 5, 1996

[PAGE]

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                BONNEVILLE PACIFIC CORPORATION


                                ----------------------------------------------
                                By:  R. Stephen Blackham, Assistant Controller

DATED August 5, 1996